                                    BY-LAWS

                                      OF

                           TRANSPORTATION SBIC, INC.

                               TABLE OF CONTENTS


                                   ARTICLE I

                                    Offices ............................  -1-

Section 1.  Principal Office ...........................................  -1-
Section 2.  Other Offices ..............................................  -1-

                                   ARTICLE II

                             Shareholders' Meeting .....................  -1-

Section 1.  Annual Meetings ............................................  -1-
Section 2.  Special Meetings ...........................................  -2-
Section 3.  Notice and Purpose of Meetings .............................  -2-
Section 4.  Quorum .....................................................  -2-
Section 5.  Organization ...............................................  -3-
Section 6.  Voting .....................................................  -3-
Section 7.  List of Shareholders .......................................  -3-
Section 8.  Inspectors of Election .....................................  -3-

                                  ARTICLE III

                                   Directors ...........................  -4-

Section 1.  Powers, Number, Qualification,   ...........................  -4-
       Term, Quorum and Vacancies
Section 2.  Meetings ...................................................  -4-
Section 3.  Committees .................................................  -5-
       (a)  Executive Committee ........................................  -5-
       (b)  Other Committees ...........................................  -5-
Section 4.  Dividends ..................................................  -5-
Section 5.  Removal of Directors .......................................  -5-
Section 6.  Indemnification of Directors ...............................  -6-





                                      (i)

                                   ARTICLE IV

                                    Officers ...........................  -7-

Section 1.  Number .....................................................  -7-
Section 2.  Term and Removal ...........................................  -7-
Section 3.  Duties of the Chairman of the Board of Directors ...........  -7-
Section 4.  Duties of the President ....................................  -7-
Section 5.  Duties of the Chairman of the Executive Committee ..........  -7-
Section 6.  Duties of the Vice President ...............................  -7-
Section 7.  Duties of the Secretary ....................................  -8-
Section 8.  Duties of the Treasurer ....................................  -8-
Section 9.  Duties of officers may be delegated ........................  -8-
Section 10. Powers and Duties ..........................................  -8-
Section 11.  Voting Corporation's Securities ...........................  -8-

                              ARTICLE V

                       Certificate of Stock ............................  -9-

Section 1.  Form and Transfers .........................................  -9-
Section 2.  Closing of Transfer Books ..................................  -9-
Section 3.  Lost Certificates .......................................... -10-
Section 4.  Transfer Agent and Registrar ............................... -10-
Section 5.  Examination of Books by Shareholders ....................... -10-

                                   ARTICLE VI

                                  Fiscal Year .......................... -10-

                                  ARTICLE VIII

                                   Amendments .......................... -11-

                                   ARTICLE IX

                           Unanimous and Other Consent ................. -11-




                                     (ii)

                                    BY-LAWS

                                      OF

                           TRANSPORTATION SBIC, INC.

                                   ARTICLE I

                                    Offices

      Section 1. Principal Office. The principal office shall be in the City of New York, County of New York, State of New York.

      Section 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the corporation require.

                                   ARTICLE II

                             Shareholders' Meeting

      Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation, commencing with the year 1985, shall be held at the principal office of the corporation in the State of New York, or at such other place within or without the State of New York as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, on the first Wednesday of May of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at 10:30 A.M. in the morning, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

      If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be called within the time required by law. At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

      At each annual meeting of shareholders, directors shall be elected to hold office until the expiration of the term for which each is elected, and until a successor has been elected and qualified. The directors of the corporation shall, effective at the 1985 annual meeting of shareholders and thereafter, be divided into two classes, hereby designated Class A and Class B. There shall be at least three (3) directors in each class. The term of office of the initial Class A directors shall expire at the 1986 annual meeting of shareholders, and the term of office of the initial Class B directors shall expire at the 1987 annual meeting of shareholders. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the board and any newly created directorships are filled by the board, there shall be no classification of the additional directors until the next annual meeting of shareholders./1/

      Section 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the corporation in the State of New York, or at such other place within or without the State of New York, as may be designated in the notice of said meeting, upon call of the Board of Directors or of the President or the Chairman of the Executive Committee, and shall be called by the President or the Secretary at the request in writing of shareholders owning at least forth (40%) percent of the issued and outstanding capital stock of the corporation entitled to vote thereat, except as otherwise provided by law.

      Section 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the time and place within or without the State of New York of every meeting of shareholders shall be in writing and signed by the President or Vice-President or the Secretary or an Assistant Secretary and a copy thereof shall be served either personally or by mail or by any other lawful means, not less than ten (10) nor more than fifty (50) days before the meeting upon each shareholder of record entitled to vote at such meeting. At any such meeting action may be taken on the subjects stated in the notice and on any subject which is not required by law to be stated in the notice of the meeting. If mailed, such notice shall be directed to each shareholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of shareholders shall be required to be made or other notice given to any shareholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the shareholders of the corporation shall not be required to be given.

      Section 4. Quorum. A quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.



----------------------
/1/This provision for staggered election of directors shall not be effective until approved by the shareholders.

      Section 5. Organization. Meetings of the shareholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither the Chairman of the Board nor the President is present, by the Chairman of the Executive Committee or if he is not present by a Vice-President, and if neither Chairman nor the President is present, then by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

      Section 6. Voting. Except as otherwise provided in the By-laws, the Certificate of Incorporation, or in the laws of the State of New York, at every meeting of the shareholders, each shareholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation. Any vote of stock of the corporation may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the shareholders shall be decided by the vote of a majority in interest of the shareholders of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting shall be by ballot and a plurality of the votes cast thereat shall elect the directors then being elected to the Board.

      Section 7. List of Shareholders. A complete list of the shareholders entitled to vote at any election, arranged in alphabetical order and showing the address, and the number of shares registered in the name, of each shareholder, shall be prepared at least ten days before such election by the Secretary, or other officer or agent of the corporation having charge of the stock ledger of the corporation, and shall be open to the examination of any shareholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, of not so specified, at the place where said meeting is to be held, and such list shall be produced and kept at the time and place of election during the whole time thereof, subject to such inspection as may be required by law.

      Section 8. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe and oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office becomes vacant, the shareholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

                                  ARTICLE III

                                   Directors

      Section 1. Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of at least six (6) and not more than nine (9) persons and from and after the 1985 annual meeting shall consist of seven (7) persons until the Board of Directors fixes a different number. Except as herein provided, directors shall be elected at the annual meeting of the shareholders in accordance with Article II, Section 1 hereof. The directors shall have power from time to time, and at any time, when the shareholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number by an amendment to these By-Laws, but not below six (6) and subject to the requirements of Article II, Section 1 hereof. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the shareholders, they shall be elected by the shareholders.

      Directors need not be shareholders.

      A majority of the members of the Board of Directors then acting, but in no event less than one-third (1/3) of the number of directors authorized, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

      In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, except in so far as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the shareholders, or in the event one or more directors shall be physically disabled or otherwise unavailable by reason of an act of the public enemy in a time of a national emergency, then the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

      Section 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of New York as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the President or the Chairman of the Executive Committee or the Secretary or any three directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

      Section 3.  Committees.

      (a) Executive Committee. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate an Executive Committee to consist of such number of directors as the Board may from time to time determine (not less than two), which Committee shall have, and may exercise when the Board is not in session, all the powers vested in the Board, except the power to fill vacancies in the Board and the powers which have been expressly denied to the said Committee by the Certificate of Incorporation or by applicable law. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the said Committee shall constitute a quorum. The Chairman of the Executive Committee shall be elected by the Board of Directors.

      (b) Other Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate other committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such Committee, which shall consist of two (2) or more directors, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the members of any such Committee, to fill vacancies and to discharge any such Committee.

      Section 4. Dividends. Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

      Section 5. Removal of Directors. At any special meeting of the shareholders, duly called as provided in these By-Laws, any director or directors may by the affirmative vote of the holders of majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy created by a removal with cause.

      Section 6. Indemnification of Directors. Each director and officer of this corporation (and each officer or director of any other corporation and serving as such at the request of this corporation because of this corporation's interest in such other corporation) shall be indemnified by this corporation against the costs and expenses reasonably incurred by him in connection with any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of this corporation or of such other corporation (whether or not he is a director or officer at the time of incurring such costs and expenses), except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such director or officer. In case of the settlement of any action, suit or proceeding in which any such director or officer of this corporation or such other corporation is involved by reason of his being or having been a director or officer of this corporation or of such other corporation, he shall be indemnified by this corporation against the costs and expenses (including any amount paid in settlement to this corporation or to such other corporation or otherwise) reasonably incurred by him in connection with such action, suit, or proceeding (whether or not he is a director or officer at the time of incurring such costs and expenses), if, and only if, (a) this corporation shall be advised by independent counsel that such director or officer is not liable for negligence or misconduct in the performance of his duty as such director or officer with respect to the matters covered by such action, suit or proceeding, and the Board of Directors approves such settlement as being for the best interests of the corporation, or (b) the holders of a majority of the shares of this corporation held by disinterested shareholders shall, by vote at any annual or special meeting of shareholders, approve such settlement and the reimbursement to such director or officer of such costs and expenses. The phrase "disinterested shareholders" shall mean all holders of shares of this corporation at the time outstanding other than (i) any shareholder of this corporation who at the time is or may as a director or officer be seeking reimbursement pursuant to the foregoing provisions, (ii) any corporation or organization of which any such shareholder owns of record or beneficially 10% or more of any class of voting securities, (iii) any firm of which any such shareholder is a partner, and (iv) any spouse, child, parent, brother, or sister of any such shareholder. The foregoing rights of indemnification shall apply to the heirs, executors and administrators of any such director or officer of this corporation or of any such corporation and shall not be exclusive of other rights to which any director or officer (or his heirs, executors, or administrators) may be entitled under any bylaws, agreement, vote of shareholders, or as a matter of law or otherwise.

      The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                                  ARTICLE IV

                                   Officers

      Section 1. Number. The Board of Directors, as soon as may be after the election thereof held in such year, shall elect a Chairman of the Board of Directors, a President, a Chairman of the Executive Committee, a Secretary and a Treasurer, and from time to time may elect or appoint one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Two or more offices other than the offices of President and Vice President or President and Secretary may be held by the same person. The Chairman of the Board of Directors and President shall be chosen from among the directors.

      Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

      Section 3. Duties of the Chairman of the Board of Directors. The Chair-man of the Board shall preside at all meetings of the shareholders and directors and shall have such other duties as shall from time to time be assigned to him by the Board of Directors.

      Section 4. Duties of the President. The President shall be the chief executive officer of the corporation. It shall be his duty to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts and agreements authorized by the Board; to keep the seal of the corporation and, when authorized by the Board, to sign and to affix the seal of the corporation to any instrument requiring the same, which shall be attested by the signature of the Secretary or the Treasurer. He shall have the general supervision and direction of the other officers of the corporation and shall see that their duties are property performed. He shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting. He shall have the general duties and powers of supervision and management usually vested in the office of President of a corporation.

      Section 5. Duties of the Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, shall be vested with all the powers and shall perform all the duties of the President in his absence or disability, and shall perform such other duties as may be prescribed by the Board of Directors.

      Section 6. Duties of the Vice President. The Vice President or Vice Presidents, in the order of their seniority, shall be vested with all the powers and required to perform all the duties of the President in the absence or disability of both the President and the Chairman of the Executive Committee, and shall perform such other duties as may be prescribed by the Board of Directors. Vice Presidents may be designated as "Executive Vice President," "Senior Vice President" or in such other manner as the Board of Directors may determine.

      Section 7. Duties of the Secretary. The Secretary shall attend all meetings of the shareholders and the Board of Directors. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of shareholders and directors and shall perform such other duties as shall be assigned to him by the President or the Board of Directors.

      Section 8. Duties of the Treasurer. The Treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, or President, taking proper vouchers for such disbursements, and shall render to the President and Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall keep an account of stock and income notes registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe. He shall give the corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the Board of Directors may from time to time prescribe or required.

      Section 9. Duties of officers may be delegated. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate his powers or duties to any other officer or to any Director for the time being.

      Section 10. Powers and Duties. The officers of the corporation shall even have such other powers and duties as generally pertain to their respective offices as well as the powers and duties set forth herein and as from time to time may be conferred by the Board of Directors. The Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the Secretary or Treasurer respectively.

      Section 11. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the President, or, in the event of his inability to act, the Chairman of the Executive Committee, or, in the event of his inability to act, the Vice Presidents in order of seniority, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE V

                             Certificate of Stock

      Section 1. Form and Transfers. The interest of each shareholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

      Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed an filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

      The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile thereof or may be engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles thereof or may be engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer has not ceased to be such at the time of its issue.

      Section 2. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the corporation for a period between ten (10) and fifty (50) days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of between ten (10) and fifty (50) days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, between ten (10) and fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividends or to any such allotment of right, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such date fixed as aforesaid.

      Section 3. Lost Certificates. No certificates for shares of stock in the corporation shall be issued in place of the certificate alleged to have been lost, destroyed, stolen or mutilated except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount and upon such terms and secured by such surety as the Board of Directors may in its discretion require.

      Section 4.  Transfer Agent and Registrar.   The Board of Directors may
appoint one or more transfer clerks or one or more transfer agents and one of more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

      Section 5. Examination of Books by Shareholders. The Board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the shareholders, subject always to the provisions of the law and the Certificate of Incorporation, as amended.

                                   ARTICLE VI

                                  Fiscal Year

      The fiscal year of the corporation shall be determined by the Board of Directors and until changed shall be the same as the calendar year.

                                  ARTICLE VII

                                 Corporate Seal

      The corporate seal of the corporation shall be in the form of a circle, shall contain the name of the corporation, the year of organization and the words "Corporate Seal" and the state of incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or


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

affixed or reproduced by engraving, printing or otherwise. The use of the corporate seal shall not be a prerequisite to the effectiveness of any document executed on behalf of the corporation.

                                  ARTICLE VIII

                                   Amendments

      The By-Laws of the corporation shall be subject to alterations, amendments or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the shareholders of the corporation present in person or by proxy at any annual or special meeting of the shareholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the whole Board, provided that notice of the proposal so to make, alter, amend or repeal such By-Laws be included in the notice of such meeting of the Board or the shareholders, as the case may be. By-Laws made, altered, or amended by the Board may be altered, amended, or repealed by the shareholders at any annual or special meeting thereof.

                                   ARTICLE IX

                          Unanimous and Other Consent

      Provided that the Certificate of Incorporation, or By-Laws of the corporation, and the statutes and laws applicable to the corporation, do not expressly prohibit the taking of such action,

      (a) any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing; and

      (b) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or writings filed with the minutes of proceedings of the Board of committee.


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